Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                FOR IMMEDIATE RELEASE                Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293

          Global Entertainment Corporation's Automotive Subsidiary --
           Cragar Industries - Licenses its Legendary CRAGAR(R) Brand
                 to vehicle conversion Company, Accubuilt, Inc.

  Addition of specialty vehicle manufacturer broadens reach of famed CRAGAR(R)
               brand into $31.5 Billion automotive aftermarket and
                        new car dealer market segments.

PHOENIX, ARIZONA, MAY 2, 2007 -- Global Entertainment Corporation (AMEX: GEE), a company engaged in sports management, arena and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing, today announced that its subsidiary Cragar Industries has signed a licensing agreement with Accubuilt, Inc. Accubuilt is a diversified specialty vehicle manufacturer that traces its roots back more than 128 years. It is well known for its quality and innovation in funeral coaches, limousines, passenger, executive sedans and vans, stretched SUVs, and dominates the wheelchair and non-emergency transportation commercial van market. Accubuilt has built high quality van and truck conversions for nearly two decades. In 1992, Accubuilt was granted a bailment pool company status by the Ford Motor Company, an important competitive advantage in Accubuilt's markets that allowed the company to order vehicle chassis directly from Ford to complete the required conversion work. The pool chassis allows a converter to obtain chassis more quickly and at less cost than when ordering directly from a retail dealer. Accubuilt is the leading manufacturer of specialty-manufactured vehicles.

This is a strategic step in Cragar Industries' plan to leverage one of the most famous automotive trademarks in history, CRAGAR(R), into a master brand of authentic, performance-based aftermarket parts and products for select, late model, domestic cars, trucks and SUVs. In addition CRAGAR(R), has launched a new line of special edition vehicles based on the Ford Mustang and F150 truck.

Beginning with the muscle car era of the 1960s, the CRAGAR(R) brand became forever associated with muscle cars and America's passion for drag racing, customizing, and hot-rodding. Accubuilt has the combined manufacturing and sales ability to propel the growth of this new Cragar special edition line. The explosive growth special edition vehicles combined with the resurgence of the American muscle car, create new opportunities to capitalize on America's passion and desire for CRAGAR(R) branded performance products and vehicles.

Cragar Vice President of Business Development, Sean McGarry commented, "The Accubuilt licensing agreement is another key part of a master licensing program we have underway for the CRAGAR(R) brand. With Accubuilt Cragar is now able to expand its brand presence directly into the new car dealerships. This is a great new sales channel for Cragar and a great opportunity to expand the sales of Cragar branded product. The new F150 design and performance is staying true to its old-school heritage, everything with the CRAGAR(R) brand must be authentic
.... real-deal."

Mike Graber, President of Accubuilt Truck and Van division stated, "Accubuilt has over 15 years bailment manufacturing experience with Ford and its dealers, and CRAGAR(R) has a 75-year legacy in the automotive racing and performance segments. Combining the CRAGAR(R) brand with Accubuilt's abilities will provide car buyers with great-quality specialty vehicles under a brand they trust. We're very excited about our new partnership with Cragar."

                                                                         more...

Global Entertainment Corporation's Automotive Subsidiary -- Cragar Industries - Licenses its Legendary CRAGAR(R) Brand to vehicle conversion Company, Accubuilt, Inc.

May 2, 2007
Page 2


Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
     www.coliseums.com             www.Cragar.com           www.GetTix.net

Global Entertainment Corporation is an integrated events and entertainment company focused on mid-size communities that is engaged, through its seven wholly owned subsidiaries, in sports management, multi-purpose events and entertainment center and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing. TheWESTERN PROFESSIONAL HOCKEY LEAGUE, INC., through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates all arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL PROPERTIES I in correlation with arena development projects works to maximize value and development potential of new properties. GLOBAL ENTERTAINMENT TICKETING (GETTIX.NET) is an in-house ticketing company for sports and entertainment venues. CRAGAR INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRUSPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2006, as filed with the Securities and Exchange Commission.

                                      # # #